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                                                                 EXHIBIT (g)(10)

                       ASSIGNMENT AND DELEGATION AGREEMENT

                  AGREEMENT made as of December 1, 1998 between MERCANTILE BANK NATIONAL ASSOCIATION ("Mercantile Bank"), a nationally chartered banking institution, and MERCANTILE TRUST COMPANY NATIONAL ASSOCIATION ("Mercantile Trust"), also a nationally-chartered banking institution.

                  WHEREAS, The ARCH Fund(R), Inc. (the "Fund") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, Mercantile Bank has been previously appointed as custodian for the Fund pursuant to a Custodian Agreement between Mercantile Bank and the Fund dated April 1, 1992 (the "Custodian Agreement"); and

                  WHEREAS, Mercantile Bank and Mercantile Trust desire to have Mercantile Trust act as custodian for the Fund pursuant to the Custodian Agreement;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                  1. Pursuant to Paragraph 30 of the Custodian Agreement, Mercantile Bank hereby assigns its rights and delegates its duties with respect to the Fund to Mercantile Trust.

                  2. Mercantile Trust hereby assumes all rights and obligations of Mercantile Bank under the Custodian Agreement.

                  3. Mercantile Trust represents that it meets the qualifications of a "bank," as specified in Section 26(a) of the 1940 Act, and that it meets the qualifications to act as a custodian pursuant to Section 17(f) of the 1940 Act.

                   4. Pursuant to Paragraph 30 of the Custodian Agreement, Mercantile Bank agrees that, notwithstanding the assignment and delegation described herein, it shall remain liable to the Fund for the acts and omissions of Mercantile Trust to the same extent that it is liable to the Fund for its own acts and omissions under the Custodian Agreement.

                  5. Both parties hereby agree that this Assignment and Delegation Agreement shall be attached to and made a part of the Custodian Agreement.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

Attest:

                                         MERCANTILE BANK NATIONAL ASSOCIATION

signature illegible
-------------------
                                         By: signature illegible
                                           -----------------------------------
                                             (Authorized Officer)



Attest:                                   MERCANTILE TRUST COMPANY NATIONAL
                                          ASSOCIATION

Janie Greenwood Harris
----------------------
                                          By:  signature illegible
                                            -----------------------------------
                                             (Authorized Officer)

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